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                                                                    Exhibit 23.1


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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference on the Registration Statement on Form S-8 pertaining to the Octel Corp. Company Share Plan, the Octel Corp. Saving -- Related Stock Plan and the Octel Corp. Non Employee Directors' Stock Option Plan, of our report dated February 9, 2000 which appears on page 23 of the Octel Corp. Annual Report incorporated by reference to the Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Leeds, United Kingdom
July 21, 2000

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